Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

Byrna Technologies Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:   The name of the Corporation is Byrna Technologies Inc.

SECOND:   The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is March 1, 2005, as amended by (i) a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 23, 2005 and effective as of that date, (ii) a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 20, 2013 and effective as of that date, (iii) a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 6, 2017 and effective as of that date, (iv) a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 21, 2019 and effective as of that date, (v) a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 26, 2020 and effective as of that date, and (vi) a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 28, 2021 and effective as of that date (as amended, the “Certificate”).

THIRD:   The Corporation hereby amends the Certificate as follows:

Paragraph 4.A of ARTICLE 4 of the Certificate is hereby deleted in its entirety and amended to read as follows:

“The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.”

FOURTH:   This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Byrna Technologies Inc. has caused this Certificate of Amendment to be signed by its president and chief executive officer this 17th day of June, 2022.

BYRNA TECHNOLOGIES INC.

By: /s/ Bryan Ganz

Name: Bryan Ganz
Title:    President and Chief Executive Officer